UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2010

HERE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52951	27-2208420
(State or other jurisdiction	(Commission File Number)	(IRS Employer
ofincorporation)		Identification No.)

2908 – 30 Harrison Garden Blvd, Toronto, Ontario, Canada	M2N 7A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 704-0105

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 16, 2010, Michael T. Moore consented to act as an officer of our company. We appointed Mr. Moore as a chief financial officer of our company.

Michael T. Moore, CFO

In December of 1982, Michael T. Moore achieved a Bachelor of Arts degree in accounting and economics from the University of California located in Santa Barbara.

Since June of 1985, Mr. Moore has been a certified financial planner (CFP) with the Jung Financial Group, Ltd. and in June of 1987, Mr. Moore received the designation of an enrolled agent (EA). The Jung Financial Group, Ltd. is a diversified financial services company located in the state of Hawaii with offices based in Honolulu on Oahu and Hilo on the island of Hawaii. The Jung Financial Group, Ltd. offers investment management, small business accounting and tax services.

Since September of 1989 and as of the date of this report, Mr. Moore has been the vice president and a 50% shareholder of the Jung Financial Group, Ltd. Mr. Moore manages The Jung financial Group, Ltd. and oversees the small business accounting and tax service areas of the business as well as its accounting and financial reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERE ENTERPRISES, INC.

/s/ Mark K. Ryun
Mark K. Ryun P
resident and Director

Date: March 30, 2010